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                                                                    EXHIBIT 23.3

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 12, 1997 on our audits of the financial statements of Butler Senior Care, Inc., our report dated September 29, 1997 on our audits of the financial statements of Feltrop's Personal Care Home, and our report dated September 26, 1997 on our audits of the financial statements of Senior Living Centers, Inc. We also consent to the references to our firm under the caption "Experts".

/s/ Coopers & Lybrand LLP
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COOPERS & LYBRAND LLP
Pittsburgh, Pennsylvania
October 13, 1997


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                                                                     Page 2 of 2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 23, 1997, on our audits of the financial statements of Gethsemane Affiliates. We also consent to the references to our firm under the caption "Experts".

/s/ Coopers & Lybrand LLP
--------------------------------
COOPERS & LYBRAND LLP
Harrisburg, Pennsylvania
October 13, 1997